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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-34702 of Alkermes, Inc. on Form S-3 of our report dated May 21, 1999, appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 1999, and our report dated April 13, 1999 on the financial statements of Advanced Inhalation Research, Inc. as of March 31, 1998 and for the period from May 7, 1997 (date of incorporation) through March 31, 1998, appearing in Amendment Nos. 1 and 2 to the Current Report on Form 8-K/A dated February 1, 1999 of Alkermes, Inc. The supplemental consolidated financial statements set forth in Item 7 in Amendment No. 2 to the Current Report on Form 8-K/A dated February 1, 1999 of Alkermes, Inc. were subsequently superseded by the consolidated financial statements set forth in
Item 8 in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP



Boston, Massachusetts
April 24, 2000